Exhibit 99.1

2014 and First Quarter 2015 Results Investor Conference Call

PALM BEACH GARDENS, FL (June 18, 2014) – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter and year ended December 31, 2014 and the quarter ended March 31, 2015, on Tuesday, June 23, 2015, at 11:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 68124771.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Tuesday, June 30, 2015 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 68124771.

About Aurora Diagnostics

Aurora Diagnostics is the leading independent specialized laboratory company focused on anatomic pathology at 23 locations in the United States. With over 120 licensed physicians, Aurora Diagnostics provides high-quality diagnostics and testing information for the patients of its primary referral sources—dermatologists, OB/GYN professionals, gastroenterologists, urologists, general surgeons, oncologists, and for over 60 community hospitals. For additional information regarding Aurora Diagnostics and the services it provides, please visit the company website at www.auroradx.com.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.